A. M. Castle & Co. 8-K

EXHIBIT 99.1

A.M. CASTLE & CO.	1420 Kensington Road Suite 220 Oak Brook, IL 60523 P: (847) 455-7111 F: (847) 241-8171

For Further Information:

-At ALPHA IR-

Analyst Contact

Chris Hodges or Chris Donovan

(312) 445-2870

Email: CASL@alpha-ir.com

Traded: OTCQB (CASL)

FOR IMMEDIATE RELEASE

MONDAY, MAY 15, 2017

 A. M. CASTLE & CO. REPORTS FIRST QUARTER 2017 RESULTS AND ANNOUNCES NEXT STEP IN
FINANCIAL RESTRUCTURING

Company Announces Positive EBITDA Leading to Strongest Quarter in More than Three Years and Updates on
Restructuring Process

OAK BROOK, IL, May 15, 2017 - A. M. Castle & Co. (OTCQB: CASL) (the “Company” or “Castle”), a global distributor of specialty metal and supply chain solutions, today reported financial results for the first quarter ended March 31, 2017.

Highlights:

●	Reduced first quarter 2017 operating loss to $2.3 million, compared to an operating loss of $23.5 million in fourth quarter 2016 and an operating loss of $26.9 million in first quarter 2016, a 91% year-over-year improvement;

●	Reduced first quarter 2017 loss from continuing operations to $13.5 million, compared to a loss of $29.7 million in fourth quarter 2016 and a loss of $44.8 million in first quarter 2016, a 70% year-over-year improvement;

●	Achieved first quarter 2017 positive EBITDA of $1.0 million and adjusted EBITDA of $1.7 million, the first positive adjusted EBITDA quarter in more than three years;

●	Improved first quarter 2017 EBITDA by $31.4 million and Adjusted EBITDA by $13.3 million compared to first quarter 2016;

●	Improved gross material margin and adjusted gross material margin to 25.7% in first quarter 2017, compared to gross material margin of 14.3% and 18.4% in fourth quarter 2016 and first quarter 2016, respectively, and adjusted gross material margin of 25.1% and 22.3% in those same respective periods;

●	Reduced operating expenses to $37.2 million in first quarter 2017 from $39.7 million in fourth quarter 2016, equal to a reduction of 26% per ton sold, and $57.0 million in first quarter 2016, which included restructuring charges of $11.7 million; and

●	Commences solicitation of votes on proposed Prepackaged Joint Chapter 11 Plan of Reorganization.

President and CEO Steve Scheinkman commented, “We are pleased to report A.M. Castle achieved positive Adjusted EBITDA from continuing operations during the first quarter, for the first time in over three years. As expected, our gross material margin ended the quarter at 25.7%, which is also one of the highest results in several periods. We believe the positive financial results demonstrate the potential for A.M. Castle, and our financial restructuring plan that was announced on April 7, 2017, including the next steps we are announcing today, will only help to solidify that potential, resulting in an improved balance sheet that will allow the Company to properly invest more in our business and our people. In furtherance of these developments, our first-lien lending group recently demonstrated their belief in the Castle business by accelerating our access to the remaining $12.5 million of liquidity under our existing credit facilities.”

EX-1-

Scheinkman continued, “Consistent with the timing outlined in our April 7, 2017 announcement, today the Company commenced solicitation of votes on a proposed Prepackaged Joint Chapter 11 Plan of Reorganization (the “Plan”) by distributing the Plan, a Disclosure Statement describing the Plan, and ballots to certain creditors entitled to vote under the Plan. As we also noted in our April 7 announcement, we believe completing our comprehensive financial restructuring via the Plan will limit disruption to the business and minimize certain costs and unfavorable tax results. Further, as previously agreed with more than 92% of the Company’s secured creditors in the Restructuring Support Agreement announced on April 7, the Plan contemplates that the Company will continue to operate in the ordinary course of its business, including timely shipments to customers and payments to vendors within terms. The Company has also entered into new employment agreements with key executives whose leadership has resulted in the Company’s recent improved operating results and who are committed to completing the restructuring this summer and driving the Company’s future growth, providing further stability to our now improving business.”

Additional information on the Plan, Disclosure Statement, and new management agreements is available in the Company’s Current Report on Form 8-K filed with the United States Securities and Exchange Commission today.

Scheinkman concluded, “With respect to the underlying business, we continue to expect the Aerospace markets to remain stable and for business to improve, particularly where we have long-term contracts. While demand has improved in the Industrial market, we still do not yet see significant growth at our larger contractual customers. However, we continue to see a positive trend in transactional business, and we plan to take advantage of the opportunity to grow our market share in this business, as we did in 2016 and in the first quarter of 2017.”

First Quarter 2017 Results

Net sales in the first quarter 2017 were $135.9 million, a decrease of $27.9 million, or 17.0%, compared to first quarter 2016 net sales of $163.8 million, which included the Company’s $27.1 million sale of inventory at its Houston and Edmonton facilities to an unrelated third party at a zero gross margin. Including that sale of inventory, net sales from the Houston and Edmonton locations, which were closed in February 2016, were $33.0 million. Despite the closure of these two locations, the Company posted a 5.7% increase in tons sold per day in the first quarter 2017 compared to the first quarter 2016. Excluding the tons sold from the Houston and Edmonton locations in the first quarter 2016, tons sold per day increased 10.6%. The Company shipped 1.388 million pounds per day in the first quarter 2017, compared to 1.312 million pounds per day in the first quarter 2016. Excluding Houston and Edmonton, pounds shipped per day were 1.254 million in the first quarter 2016. Offsetting the positive impact of the increase in sales volumes was a 5.1% decrease in average selling prices and an unfavorable change in product mix.

Gross material margin, calculated as net sales less cost of materials (exclusive of depreciation and amortization) divided by net sales, was 25.7% in the first quarter 2017, compared to 14.3% in the fourth quarter 2016 and 18.4% in the first quarter 2016. The gross material margin in the fourth quarter 2016 was significantly impacted by sales of a substantial amount of aged and excess inventory at an overall negative gross material margin, which was done as part of the Company’s continuing effort to improve the management of its inventory. Excluding the impact of these sales, the adjusted gross material margin was 25.1% in the fourth quarter 2016. The gross material margin in the first quarter 2016 was negatively impacted by the $27.1 million sale of the inventory at the Houston and Edmonton locations, as well as a $0.5 million non-cash inventory charge related to restructuring activity. Excluding these charges, the gross material margin was 22.3% in the first quarter 2016.

Loss from continuing operations in the first quarter 2017 was $13.5 million, compared to a loss from continuing operations of $29.7 million in the fourth quarter 2016 and $44.8 million in the first quarter 2016. Positive EBITDA from continuing operations in the first quarter 2017 was $1.0 million, compared to negative EBITDA from continuing operations of $21.8 million in the fourth quarter 2016 and negative $30.4 million in the first quarter 2016. Adjusted positive EBITDA from continuing operations was $1.7 million in the first quarter 2017, compared to negative $10.8 million in the fourth quarter 2016 and negative $11.6 million in the first quarter 2016.

Executive Vice President and CFO, Pat Anderson, commented, “We are off to a much improved start for 2017 as Castle saw positive Adjusted EBITDA during each month of the quarter, due to the Company’s ability to increase gross margin dollars and continue to reduce operating expenses on a per pound basis. We have taken the necessary steps to complete our financial restructuring this summer and look forward to the road ahead.”

Net cash used in operating activities of continuing operations was $17.5 million during the first quarter 2017, compared to $3.5 million of net cash from operating activities of continuing operations during the first quarter 2016. Net cash used in investing and financing activities was $1.0 million and $1.0 million, respectively, during the first quarter 2017. Net cash from investing activities of $52.8 million during the first quarter 2016 was mostly attributable to cash proceeds from the sale of the assets of the Company’s Total Plastics, Inc. (“TPI”) subsidiary. Net cash used in financing activities was $51.6 million during the first quarter 2016, as proceeds from the sales of TPI were used to pay down debt. Total debt outstanding, net of unamortized discount, unamortized debt issuance costs and the derivative liability for the embedded conversion feature of the Company’s convertible notes, was $287.2 million at March 31, 2017, and $286.6 million at December 31, 2016. Refer to the “Total Long-Term Debt” table below for details related to the Company’s outstanding debt obligations.

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Webcast Information

Management will hold a conference call at 11:00 a.m. ET today to review the Company’s results for the first quarter ended March 31, 2017 and discuss the financial restructuring, market conditions and business outlook. The call can be accessed via the internet live or as a replay. Those who would like to listen to the call may access the webcast through a link on the investor relations page of the Company’s website at http://www.castlemetals.com/investors or by calling (800) 708-4540 or (847) 619-6397 and citing code 4485 9748#.

An archived version of the conference call webcast will be available for replay at the link above approximately three hours following its conclusion, and will remain available until the next earnings conference call.

About A. M. Castle & Co.

Founded in 1890, A. M. Castle & Co. is a global distributor of specialty metal and supply chain services, principally serving the producer durable equipment, commercial aircraft, heavy equipment, industrial goods, construction equipment, and retail sectors of the global economy. Its customer base includes many Fortune 500 companies as well as thousands of medium and smaller-sized firms spread across a variety of industries. It specializes in the distribution of alloy and stainless steels; nickel alloys; aluminum and carbon. Together, Castle and its affiliated companies operate out of 21 metals service centers located throughout North America, Europe and Asia. Its common stock is traded on the OTCQB® Venture Market under the ticker symbol “CASL”.

Non-GAAP Financial Measures

This release and the financial information included in this release include non-GAAP financial measures. The non-GAAP financial information should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. However, we believe that non-GAAP reporting, giving effect to the adjustments shown in the reconciliation contained in this release and in the attached financial statements, provides meaningful information, and therefore we use it to supplement our GAAP reporting and guidance. Management often uses this information to assess and measure the performance of our business. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analysis of operating results, to illustrate the results of operations giving effect to the non-GAAP adjustments shown in the reconciliations and to assist with period-over-period comparisons of such operations. The exclusion of the charges indicated herein from the non-GAAP financial measures presented does not indicate an expectation by the Company that similar charges will not be incurred in subsequent periods.

In addition, the Company believes that the use and presentation of EBITDA, which is defined by the Company as income (loss) from continuing operations before provision for income taxes plus depreciation and amortization, and interest expense, less interest income, is widely used by the investment community for evaluation purposes and provides investors, analysts and other interested parties with additional information in analyzing the Company’s operating results. Adjusted non-GAAP net income (loss), adjusted non-GAAP income (loss) from continuing operations, adjusted EBITDA, and adjusted gross material margin which are defined as reported net income (loss), reported income (loss) from continuing operations, EBITDA and gross margin adjusted for non-cash items and items which are not considered by management to be indicative of the underlying results, are presented as the Company believes the information is important to provide investors, analysts and other interested parties additional information about the Company’s financial performance. Operating expenses, excluding restructuring expense (income), is presented as management believes it provides useful information to investors, analysts and other interested parties regarding the ongoing expenses of the Company. Management uses EBITDA, adjusted non-GAAP net income (loss), adjusted non-GAAP net income (loss) from continuing operations, adjusted EBITDA, operating expenses excluding restructuring expense (income) and adjusted gross material margin to evaluate the performance of the business.

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Cautionary Statement on Risks Associated with Forward Looking Statements

Information provided and statements contained in this release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this release and the Company assumes no obligation to update the information included in this release. Such forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy, and the cost savings and other benefits that we expect to achieve from our restructuring. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “predict,” “plan,” “should,” or similar expressions. These statements are not guarantees of performance or results, and they involve risks, uncertainties, and assumptions. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors include or relate to: our ability to obtain sufficient acceptances in connection with our solicitation of debt holder support; our ability to obtain the bankruptcy court’s approval with respect to motions or other requests made in any necessary chapter 11 case, including maintaining strategic control as debtor-in-possession; our ability to confirm and consummate a chapter 11 plan of reorganization in any necessary chapter 11 case; the effects of the filing of any necessary chapter 11 case on our business and the interests of various constituents; the bankruptcy court’s rulings in any necessary chapter 11 case, as well the outcome of any such case in general; the length of time that we may operate under any necessary chapter 11 protection and the continued availability of operating capital during the pendency of any necessary chapter 11 case; risks associated with third party motions or objections in any necessary chapter 11 case, which may interfere with our ability to confirm and consummate a chapter 11 plan of reorganization; the potential adverse effects of any necessary chapter 11 case on our liquidity or results of operations; our ability to execute the Company’s business and financial reorganization plan; and increased advisory costs to execute our restructuring. Other factors include our ability to effectively manage our operational initiatives and restructuring activities, the impact of volatility of metals prices, the cyclical and seasonal aspects of our business, our ability to effectively manage inventory levels, our ability to successfully complete the remaining steps in our strategic refinancing process, and the impact of our substantial level of indebtedness, as well as including those risk factors identified in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, our Current Report on Form 8-K filed April 7, 2017, and our Quarterly Report on Form 10-Q for the first quarter ended March 31, 2017, which we will file shortly. All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except as required by the federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future, to reflect the occurrence of unanticipated events or for any other reason.

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CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share data)	Three Months Ended
Unaudited	March 31,
	2017	2016
Net sales	$135,926	$163,848
Costs and expenses:
Cost of materials (exclusive of depreciation and amortization)	101,037	133,758
Warehouse, processing and delivery expense	18,719	23,403
Sales, general, and administrative expense	14,486	17,437
Restructuring expense	128	11,718
Depreciation and amortization expense	3,864	4,393
Total costs and expenses	138,234	190,709
Operating loss	(2,308)	(26,861)
Interest expense, net	10,736	10,369
Financial restructuring expense	877	—
Unrealized loss on embedded debt conversion option	146	—
Debt restructuring loss, net	—	7,075
Other (income) expense, net	(512)	1,145
Loss from continuing operations before income taxes and equity in earnings of joint venture	(13,555)	(45,450)
Income tax benefit	(63)	(335)
Loss from continuing operations before equity in earnings of joint venture	(13,492)	(45,115)
Equity in earnings of joint venture	—	311
Loss from continuing operations	(13,492)	(44,804)
Income from discontinued operations, net of income taxes	—	7,934
Net loss	$(13,492)	$(36,870)

Basic and diluted (loss) earnings per common share:
Continuing operations	$(0.42)	$(1.90)
Discontinued operations	—	0.34
Net loss	$(0.42)	$(1.56)

Positive (negative) EBITDA from continuing operations(a)	$1,045	$(30,377)
Adjusted positive (negative) EBITDA from continuing operations(b)	$1,669	$(11,649)

(a) A non-GAAP financial measure, which represents loss from continuing operations before interest, taxes, and depreciation and amortization. See reconciliation to loss from continuing operations below.

(b) A non-GAAP financial measure, which represents negative EBITDA as defined above, adjusted for certain non-GAAP adjustments.  Refer to “Reconciliation of Adjusted Non-GAAP Net Loss to Reported Net Loss” table for additional details on these non-GAAP adjustments.

EX-5-

Reconciliation of EBITDA and of Adjusted EBITDA to Reported
Net Loss: (Dollars in thousands)	Three Months Ended		Three Months Ended
Unaudited	March 31,		December 31,
	2017	2016	2016
Net loss, as reported	$(13,492)	$(36,870)	$(29,856)
Less: Income (loss) from discontinued operations, net of taxes	—	7,934	(138)
Loss from continuing operations	(13,492)	(44,804)	(29,718)
Depreciation and amortization expense	3,864	4,393	3,880
Interest expense, net	10,736	10,369	7,711
Income tax benefit	(63)	(335)	(3,645)
Positive (negative) EBITDA from continuing operations	1,045	(30,377)	(21,772)
Non-GAAP adjustments (a)	624	18,728	10,934
Adjusted positive (negative) EBITDA from continuing operations	$1,669	$(11,649)	$(10,838)

(a) Refer to “Reconciliation of Adjusted Non-GAAP Net Loss to Reported Net Loss” table for additional details on these amounts.

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Reconciliation of Adjusted Non-GAAP Net Loss to Reported Net Loss:
(Dollars in thousands)			Three Months
Unaudited	Three Months Ended		Ended
	March 31,		December 31,
	2017	2016	2016
Net loss, as reported	$(13,492)	$(36,870)	$(29,856)
Non-GAAP adjustments:
Restructuring activity(a)	128	12,170	(1,732)
Sale of aged and excess inventory(b)	—	—	11,672
Financial restructuring expense	877	—	—
Debt restructuring loss, net	—	7,075	2,055
Foreign exchange (gain) loss on intercompany loans	(527)	(62)	2,022
Foreign exchange gain on intercompany loans of joint venture	—	(192)	—
Unrealized gain on commodity hedges	—	(263)	(202)
Unrealized loss (gain) on embedded debt conversion option	146	—	(2,881)
Non-GAAP adjustments	624	18,728	10,934
Tax effect of adjustments	—	—	—
Adjusted non-GAAP net loss	$(12,868)	$(18,142)	$(18,922)
Less: Income (loss) from discontinued operations, net of taxes	—	7,934	(138)
Adjusted non-GAAP loss from continuing operations	$(12,868)	$(26,076)	$(18,784)

(a) Restructuring activity includes amounts recorded to restructuring expense. For the three months ended March 31, 2016, amount includes $452 in inventory write-down charges recorded to cost of materials in the Condensed Consolidated Statements of Operations.

(b) Amount represents the negative gross margin (calculated as net sales, less cost of materials) resulting from sales of aged and excess inventory in the three months ended December 31, 2016, which was done as part of the Company’s continuing effort to improve the management of its inventory.

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Reconciliation of Gross Material Margin and Adjusted Gross Material Margin:
(Dollars in thousands)			Three Months
Unaudited	Three Months Ended		Ended
	March 31,		December 31,
	2017	2016	2016
Net sales, as reported	$135,926	$163,848	$113,717
Sale of Houston and Edmonton inventory	—	(27,107)	—
Sale of aged and excess inventory	—	—	(2,514)
Adjusted net sales	$135,926	$136,741	$111,203

Cost of materials, as reported (exclusive of depreciation and amortization)	$101,037	$133,758	$97,482
Sale of Houston and Edmonton inventory	—	(27,107)	—
Sale of aged and excess inventory	—	—	(14,186)
Restructuring activity in cost of materials	—	(452)	—
Adjusted cost of materials (exclusive of depreciation and amortization)	$101,037	$106,199	$83,296
Gross margin (calculated as net sales, as reported, less cost of materials, as reported)	$34,889	$30,090	$16,235
Gross material margin (calculated as gross margin divided by net sales, as reported)	25.7%	18.4%	14.3%
Adjusted gross margin (calculated as adjusted net sales less adjusted cost of materials)	$34,889	$30,542	$27,907
Adjusted gross material margin (calculated as adjusted gross margin divided by adjusted net sales)	25.7%	22.3%	25.1%

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CONDENSED CONSOLIDATED BALANCE SHEETS	As of
(In thousands, except par value data)	March 31,	December 31,
Unaudited	2017	2016
ASSETS
Current assets:
Cash and cash equivalents	$16,245	$35,624
Accounts receivable, less allowances of $1,797 and $1,945, respectively	80,704	64,385
Inventories	158,637	146,603
Prepaid expenses and other current assets	14,027	10,141
Income tax receivable	152	433
Total current assets	269,765	257,186
Intangible assets, net	2,571	4,101
Prepaid pension cost	9,219	8,501
Deferred income taxes	410	381
Other noncurrent assets	8,299	9,449
Property, plant and equipment:
Land	2,071	2,070
Buildings	37,368	37,341
Machinery and equipment	127,960	125,836
Property, plant and equipment, at cost	167,399	165,247
Accumulated depreciation	(118,513)	(115,537)
Property, plant and equipment, net	48,886	49,710
Total assets	$339,150	$329,328
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$52,604	$33,083
Accrued and other current liabilities	23,790	19,854
Income tax payable	95	209
Current portion of long-term debt	75	137
Total current liabilities	76,564	53,283
Long-term debt, less current portion	287,101	286,459
Deferred income taxes	139	—
Build-to-suit liability	12,528	12,305
Other noncurrent liabilities	5,677	5,978
Pension and postretirement benefit obligations	6,336	6,430
Commitments and contingencies
Stockholders’ deficit:
Preferred stock, $0.01 par value—9,988 shares authorized (including 400 Series B Junior Preferred, $0.00 par value); no shares issued and outstanding at March 31, 2017 and December 31, 2016	—	—
Common stock, $0.01 par value—60,000 shares authorized; 32,768 shares issued and 32,482 outstanding at March 31, 2017 and 32,768 shares issued and 32,566 outstanding at December 31, 2016	327	327
Additional paid-in capital	245,065	244,825
Accumulated deficit	(266,783)	(253,291)
Accumulated other comprehensive loss	(26,725)	(25,939)
Treasury stock, at cost—286 shares at March 31, 2017 and 202 shares at December 31, 2016	(1,079)	(1,049)
Total stockholders’ deficit	(49,195)	(35,127)
Total liabilities and stockholders’ deficit	$339,150	$329,328

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CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS	Three Months Ended
(Dollars in thousands)	March 31,
Unaudited	2017	2016
Operating activities:
Net loss	$(13,492)	$(36,870)
Less: Income from discontinued operations, net of income taxes	—	7,934
Loss from continuing operations	(13,492)	(44,804)
Adjustments to reconcile loss from continuing operations to net cash (used in) from operating activities of continuing operations:
Depreciation and amortization	3,864	4,393
Amortization of deferred gain	(16)	(56)
Amortization of deferred financing costs and debt discount	1,410	2,439
Debt restructuring loss, net	—	7,075
Loss from lease termination	—	4,539
Unrealized loss on embedded debt conversion option	146	—
(Gain) loss on sale of property, plant and equipment	(2)	1,774
Unrealized gain on commodity hedges	—	(263)
Unrealized foreign currency transaction gain	(527)	(61)
Equity in earnings of joint venture	—	(311)
Deferred income taxes	(734)	—
Share-based compensation expense	154	202
Other, net	223	—
Changes in assets and liabilities:
Accounts receivable	(15,164)	(9,979)
Inventories	(10,285)	26,563
Prepaid expenses and other current assets	(3,938)	(2,129)
Other noncurrent assets	2,635	(173)
Prepaid pension costs	(718)	(122)
Accounts payable	15,281	4,073
Income tax payable and receivable	144	504
Accrued and other current liabilities	3,652	8,902
Pension and postretirement benefit obligations and other noncurrent liabilities	(171)	968
Net cash (used in) from operating activities of continuing operations	(17,538)	3,534
Net cash used in operating activities of discontinued operations	—	(5,219)
Net cash used in operating activities	(17,538)	(1,685)
Investing activities:
Capital expenditures	(1,096)	(1,238)
Proceeds from sale of property, plant and equipment	2	467
Change in cash collateralization of letters of credit	45	—
Net cash used in investing activities of continuing operations	(1,049)	(771)
Net cash from investing activities of discontinued operations	—	53,570
Net cash (used in) from investing activities	(1,049)	52,799
Financing activities:
Proceeds from long-term debt	—	287,113
Repayments of long-term debt	(78)	(331,196)
Payment of debt restructuring costs	—	(7,075)
Payment of debt issue costs	(911)	—
Payments of build-to-suit liability	—	(462)
Net cash used in financing activities	(989)	(51,620)
Effect of exchange rate changes on cash and cash equivalents	197	124
Net change in cash and cash equivalents	(19,379)	(382)
Cash and cash equivalents—beginning of year	35,624	11,100
Cash and cash equivalents—end of period	$16,245	$10,718

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Total Long-Term Debt:	As of
(Dollars in thousands)	March 31,	December 31,
Unaudited	2017	2016
LONG-TERM DEBT
7.0% Convertible Notes due December 15, 2017	$25	$41
11.0% Senior Secured Term Loan Credit Facilities due September 14, 2018	99,500	99,500
12.75% Senior Secured Notes due December 15, 2018	177,019	177,019
5.0% Convertible Notes due December 31, 2019	22,323	22,323
Other, primarily capital leases	50	96
Plus: derivative liability for embedded conversion feature	549	403
Less: unamortized discount	(6,852)	(7,587)
Less: unamortized debt issuance costs	(5,438)	(5,199)
Total long-term debt	$287,176	$286,596
Less: current portion	75	137
Total long-term portion	$287,101	$286,459

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